Exhibit 99.1 February 2019 Brighthouse Financial, Inc. Market Sensitivity Update

Note regarding forward-looking statements This presentation and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” "guidance," “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation (the "Separation") from MetLife, Inc. ("MetLife"). Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others: differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models; higher risk management costs and exposure to increased market and counterparty risk due to guarantees within certain of our products; the effectiveness of our variable annuity exposure management strategy and the impact of such strategy on net income volatility and negative effects on our statutory capital; the reserves we are required to hold against our variable annuities as a result of actuarial guidelines; a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products; the potential material adverse effect of changes in accounting standards, practices and/or policies applicable to us, including changes in the accounting for long-duration contracts; our degree of leverage due to indebtedness; the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital; the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations; the effectiveness of our risk management policies and procedures; the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders; our ability to market and distribute our products through distribution channels; any failure of third parties to provide services we need, any failure of the practices and procedures of these third parties and any inability to obtain information or assistance we need from third parties, including MetLife; whether all or any portion of the tax consequences of the Separation are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us; the uncertainty of the outcome of any disputes with MetLife over tax-related or other matters and agreements, including the potential of outcomes adverse to us that could cause us to owe MetLife material tax reimbursements or payments, or disagreements regarding MetLife’s or our obligations under our other agreements; the impact on our business structure, profitability, cost of capital and flexibility due to restrictions we have agreed to that preserve the tax-free treatment of certain parts of the Separation; the potential material negative tax impact of potential future tax legislation that could decrease the value of our tax attributes and cause other cash expenses, such as reserves, to increase materially and make some of our products less attractive to consumers; whether the Separation will qualify for non-recognition treatment for federal income tax purposes and potential indemnification to MetLife if the Separation does not so qualify; the impact of the Separation on our business and profitability due to MetLife’s strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third parties and incremental costs as a public company; whether the operational, strategic and other benefits of the Separation can be achieved, and our ability to implement our business strategy; our ability to attract and retain key personnel; and other factors described from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”). For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q, particularly in the sections entitled “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. 2

Executive summary ▪ Variable annuity (VA) statutory distributable earnings continue to support our capital return target of $1.5 billion through 2021 in the base case scenario(1) ▪ VA assets continue to exceed the total pre-tax present value of lifetime cash flows across all five scenarios ▪ Managing VA capitalization at CTE98(2)+ level ▪ Plan to be a consistent returner of capital to shareholders 1 See slide 6 for discussion on the base case scenario as well as other scenarios. 3 2 Conditional tail expectation (“CTE”) 98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 2 percent of a set of capital market scenarios over the life of the contracts.

VA statutory distributable earnings one of multiple levers for capital return Years 1-3(1) 1.6 - 2.6 ▪ Incorporates over $1 billion impact of tax reform and NAIC VA capital reform 0.6 - 1.6 ▪ VA statutory distributable earnings 0.0 – 0.5 consistent with our hedging approach to managing our VA total assets between Base Case Scenario 2 Scenario 3 Scenario 4 Scenario 5 $2-3 billion above CTE95(2) (1) Years 1-5 ▪ Reflects reduction in hedge costs by 3.5 – 4.5 years 4-5 under the base case scenario 1.9 – 2.9 to approximately $800-$900 million per year 0.2 – 1.2 0.0 – 0.2 Base Case Scenario 2 Scenario 3 Scenario 4 Scenario 5 VA statutory distributable earnings Source: Brighthouse Financial, Inc. 2018 Annual Report on Form 10-K (“2018 10-K”). 1 See slide 6 for discussion on the base case scenario as well as scenarios 2-5. 4 2 CTE 95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 5 percent of a set of capital market scenarios over the life of the contracts.

Continued balance sheet strength under additional market shocks Equity Markets Interest Rates As of -40% -10% +10% -100 bps +100 bps 12/31/18 Variable Annuity Assets 11.7 18.5 13.1 10.6 13.5 10.8 ($ in billions) CTE98+ Variable annuity capitalization CTE97(1)+ CTE98+ CTE98+ CTE97+ CTE98+ ~$0.3B Source: Brighthouse Financial, Inc. 2018 10-K. As of 12/31/18, ~$1.2B VA deductible. 5 1 CTE 97 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 3 percent of a set of capital market scenarios over the life of the contracts.

VA in-force lifetime present value (PV) of cash flows supported by significant block of VA assets

		2017 10-K	Illustrative	2018 10-K
Scenario	Assumptions	PV of Total Cash Flows as of Year End 2017 ($ billions)	PV of Total Cash Flows as September 30, 2018[(1)(2)] ($ billions)	PV of Total Cash Flows as of Year End 2018[(1)] ($ billions)
Base Case Scenario	Separate Account Returns: 6.5% Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years	9.8	7.2	6.8
Scenario 2	Separate Account Returns: 9.0% Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years	13.4	11.2	10.5
Scenario 3	Separate Account Returns: 4.0% Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years	5.9	4.0	3.1
Scenario 4	Separate Account Returns: 4.0% Interest Rate Yields: follows the forward UST and swap interest rate curve as of December 31, 2018	2.9	2.0	1.5
Scenario 5	Separate Account Returns: (25)% shock to equities, then 6.5% separate account return Interest Rate Yields: 10 year UST interest rates drop to 1.5%, then increase to 1.7% over 10 years	3.2[(3)]	3.8[(3)]	3.4

Source: Brighthouse Financial, Inc. 2018 10-K.
[1] Includes impact of NAIC VA capital reform.
[2] VA assets of $8.3 billion as of 9/30/18.
[3] Reflects Scenario 5 definition included in the Brighthouse Financial, Inc. 2017 Form 10-K (separate account returns: (25)% shock to equities, then 6.5% separate account return, and interest rate yields: 10 year UST interest rates drop to 1.0%, and then follows the implied forward rate).

Brighthouse FINANCIAL
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Key Takeaways – PV of lifetime cash flows ▪ Retained assets on balance sheet exceed PV of product cash flows (net of hedging results) across all five scenarios ▪ Change in cash flow profile in line with expectations for both NAIC VA capital reform and shift from fees to retained assets over time ▪ Difference between 9/30/18 and 12/31/18 reflects impact of 4Q 2018 markets 7

GAAP net income market sensitivity Impact on VA GAAP net income ($B) Change in Run-off ULSG Hedge Program(1) ($B) 3.0 2018 10-K reflects evolving business 3.0 2.7 Continued mitigation of interest 2.5 mix, and the impact of differences 2.5 rate exposures between the GAAP embedded 2.5 2.3 derivative liability and VA derivative 2.0 hedge assets 1.6 2.0 1.5 1.5 1.0 0.9 1.0 1.0 0.8 0.4 0.5 Program Hedge ULSG off 0.3 - 0.2 0.2 0.2 0.5 0.0 0.0 0.0 0.0 0.0 0.0 (0.2) (0.5) (0.5) Impact on VA net income net VA on Impact (0.5) (0.7) Run in Change (0.5) (0.5) (1.0) (0.7) (1.0) (0.9) (1.5) (1.5) (1.5) (2.0) (2.0%) (1.0%) Base 1.0% 2.0% -25% -10% Base 10% 25% (100bps) 100bps Equity market (S&P 500) Change in 10 year UST Change in long-term interest rates Source: Brighthouse Financial, Inc. 2018 10-K. 8 1 With respect to GAAP, ULSG policy reserves are relatively insensitive to interest rate movements. As a result, the sensitivity of ULSG GAAP net income largely consists of changes in the fair value of the ULSG Hedge Program.